JPM Trust I
Special Shareholder Meeting Results (Unaudited)

JPM I held a special meeting of shareholders on June 10, 2014, for the purpose of considering and voting upon the election of Trustees:

Trustees were elected by the shareholders of all of the series of the JPM I, including Inflation Managed Bond
 Fund and Short Duration High Yield Fund. The results of the voting were as follows:

Shares (Amounts in thousands)
John F. Finn
  In Favor
172,130,223
  Withheld
1,157,495
Dr. Matthew Goldstein
  In Favor
172,109,164
  Withheld
1,178,553
Robert J. Higgins
  In Favor
158,338,954
  Withheld
14,948,763
Frankie D. Hughes
  In Favor
172,148,985
  Withheld
1,138,733
Peter C. Marshall
  In Favor
172,124,473
  Withheld
1,163,244
Mary E. Martinez
  In Favor
172,132,763
  Withheld
1,154,954
Marilyn McCoy
  In Favor
172,123,615
  Withheld
1,164,102
Mitchell M. Merin
  In Favor
172,132,812
  Withheld
1,154,905
William G. Morton, Jr.
  In Favor
172,111,749
  Withheld
1,175,968
Robert A. Oden, Jr.
  In Favor
172,098,600
  Withheld
1,189,117
Marian U. Pardo
  In Favor
172,162,159
  Withheld
1,125,559
Frederick W. Ruebeck
  In Favor
172,051,301
  Withheld
1,236,416
James J. Schonbachler
  In Favor
172,078,691
  Withheld
1,209,026